.
- Equinor, Annual Report on Form 20-F 2021

EXHIBIT 2.1

DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE

ACT
As of 31 December 2021, Equinor ASA (“Equinor,” the “company,” “we,” “us,” and “our”) had the following series of securities registered
pursuant to Section 12(b) of the Act:
Title of each class Trading symbol(s)

Name of each exchange on which registered
American Depositary Shares EQNR

New York Stock Exchange
Ordinary shares, nominal value of NOK 2.50

each

New York Stock Exchange*
*

Listed, not for trading, but only in connection

with the registration of American Depositary

Shares, pursuant to the requirements of the
Securities and Exchange Commission (the “SEC”)
Capitalized terms used but not defined herein

have the meanings given to them in our annual report

on Form 20-F for the fiscal year ended 31
December 2021 (the “Annual Report”).
ORDINARY SHARES
General
This is a summary of material information relating

to our share capital, including summaries of certain

provisions of our articles of association
and the applicable Norwegian law in effect at the date of

the Annual Report, including the Norwegian Public Limited

Companies Act. You
should refer to the full text of our articles of association in English, which is filed as Exhibit 1

to the Annual Report and Form 20-F.
Share Capital
As of 31 December 2021, our authorised

share capital was NOK 8 144 219 267,50,

divided into 3 257 687 707 ordinary shares, with

a nominal
value of NOK 2.50 per ordinary share. The ordinary

shares are in registered form. As of 31

December 2021, 3 232 116 311 ordinary shares
were issued and outstanding (excluding repurchased

shares).
We have only one class of shares and all shares have

voting rights. The holders of shares are entitled

to receive dividends as and when
declared and are entitled to one vote per

share at the annual general meeting of the company.
Authorisation to Acquire Our Own Shares
The annual general meeting authorised on 11 May 2021 the board of directors to acquire Equinor ASA shares in the market, on

behalf of the
company, with a nominal value of up to NOK 187,500,000. The board of directors is authorised to decide at what

price within minimum and
maximum prices per share of NOK 50 and NOK

500, respectively, and at what time such acquisition shall take place.

Shares acquired
pursuant to this authorisation can only be used for annulment through a reduction of the company’s share capital, pursuant to the Norwegian
Public Limited Liability Companies Act section 12-1.
Further, on 11 May 2021, the annual general meeting authorised the board of directors to acquire

Equinor ASA shares in the market, on behalf
of the company, with a nominal value of up to NOK 38,000,000 to continue operation of the share savings plan for employees.

The board of
directors is authorised to decide the price within

minimum and maximum prices per share of NOK

50 and NOK 500, respectively, and the time
of such acquisition. Shares acquired pursuant to this authorisation may only be used for sale and transfer

to employees of the Equinor group
as a part of the group’s share savings plan, as

approved by the board of directors.
Both the authorisations are valid until the next annual

general meeting, but not beyond 30 June

2022.
General Meetings
In accordance with Norwegian law, our annual general meeting of shareholders is required to be held each

year on or prior to June 30. The
meeting addresses and decides adoption of the annual

report and accounts, including the distribution

of any dividend and any other matters
required by law or the articles of association.

Equinor, Annual Report on Form 20-F 2021

Norwegian law requires that written notice of

general meetings be sent to all shareholders

whose addresses are known at least two weeks
prior to the date of the meeting. A shareholder

may vote at the general meeting either in person

or by proxy. Although Norwegian law does not
require us to send proxy forms to our shareholders

for general meetings, we plan to continue to include

a proxy form with future notices of
general meetings.
Shareholders may vote in writing, including through

electronic communication, during a specified period

before the general meeting. In order to
allow advance voting, the board of directors must

stipulate applicable guidelines. Our board of directors

adopted guidelines for such advance
voting in March 2012, and these guidelines are described

in the notices of the annual general meetings.
In addition to the annual general meeting, extraordinary

general meetings of shareholders may be held

if deemed necessary by the board of
directors, the corporate assembly or the Chair of the

corporate assembly. An extraordinary general meeting must also be convened for the
consideration of specific matters at the written

request of our auditors or of shareholders representing

a total of at least 5% of the outstanding
share capital.
Voting Rights
All of our ordinary shares carry equal right to vote

at general meetings. Except as otherwise provided,

decisions which shareholders are
entitled to make pursuant to Norwegian law or our

articles of association may be made by

a simple majority of the votes cast. In the case of
elections, the persons who obtain the most votes

cast are deemed elected. However, certain decisions, including resolutions to waive
preferential rights in connection with any share issue,

to approve a merger or demerger, to amend our articles of association or to authorise an
increase or reduction in our share capital, must receive

the approval of at least two-thirds of the aggregate

number of votes cast as well as
two-thirds of the share capital represented at a shareholders’

meeting.
In general, in order to be entitled to vote, a

shareholder must be registered as the owner of

shares in the share register kept by the Norwegian
Central Securities Depository, referred to as the VPS System (described below), or, alternatively, report and show evidence of its share acquisition to us prior to the general meeting.
Beneficial owners of shares which are registered in

the name of a nominee are generally not

entitled to vote under Norwegian law, nor are any
persons who are designated in the register as

holding such shares as nominees. The beneficial

owners of American Depositary Shares
(“ADS”) are therefore only able to vote at meetings

by surrendering their ADSs, withdrawing their

ordinary shares from the ADR depositary
and registering their ownership of such ordinary

shares directly in our share register in the

VPS System. Alternatively, the ADS holder may
instruct the ADR depositary to vote the ordinary

shares underlying the ADSs on behalf of the

holder, provided that the ADS holder instructs the
ADR depositary to execute a temporary transfer

of the underlying ordinary shares in the VPS

System to the beneficial owner. Similarly,
beneficial owners of ordinary shares registered

through other VPS-registered nominees may not

be able to vote their shares unless their
ownership is reregistered in the name of the

beneficial owner prior to the relevant shareholders’ meeting.
The VPS System and Transfer of Shares
The Norwegian Verdipapirsentralen

(Central Securities Depositary), or VPS, is Norway’s paperless centralized securities registry. It is a
computerized bookkeeping system that is operated

by an independent body in which the ownership

of, and all transactions relating to,
Norwegian listed shares must be recorded. Our

share register is operated through the VPS System.
All transactions relating to securities registered with the

VPS System are made through computerized

book entries. No physical share
certificates are or can be issued. The VPS System

confirms each entry by sending a transcript to the registered shareholder regardless of
beneficial ownership. To effect these entries, the individual shareholder must establish a securities’

account with a Norwegian account agent.
Norwegian banks, the Central Bank of Norway, authorised investment firms in

Norway, and Norwegian branches of credit institutions
established within the European Economic Area are

allowed to act as account agents.
The entry of a transaction in the VPS System is prima facie

evidence in determining the legal rights

of parties as against the issuing company
or a third party claiming an interest in the

subject security.
The VPS System is liable for any loss suffered as

a result of faulty registration or an amendment

to, or deletion of, rights in respect of
registered securities unless the error is caused by

matters outside the VPS’ control, the consequences

of which the VPS could not reasonably
be expected to avoid or overcome. Damages payable

by the VPS may, however, be reduced in the event of contributory negligence by the aggrieved party. A transferee or assignee of shares may not exercise the rights of a shareholder with respect to his

or her shares unless that
transferee or assignee has registered his or

her shareholding or has reported and shown

evidence of such share acquisition and the
acquisition of such shares is not prevented by law, our articles of association or otherwise.
Amendments to our Articles of Association, including

Variation of Rights
The affirmative vote of at least two-thirds of the votes

cast and of the share capital represented at the

general meeting is required to amend
our articles of association. Any amendment, or

other resolution, which would reduce any

shareholder’s right in respect of dividend payments

or
other rights to our assets or restrict the transferability

of shares requires a majority vote of at

least 90% of the aggregate share capital
represented in a general meeting, as well as the

majority required for the amendment of

the articles of association. Because the Norwegian
State, acting through the Norwegian Minister of Petroleum

and Energy, holds more than two-thirds of the shares in the company, it currently practically has the sole power to amend our articles

of association.

.
- Equinor, Annual Report on Form 20-F 2021

Certain types of changes in the rights of our

shareholders require the consent of all affected

shareholders. If such resolutions only affect some
of the shareholders, the resolutions require the

support of all affected shareholders, as well as the majority required for the amendment of the
articles of association.
Additional Issuances and Preferential Rights
If we issue any new shares, including bonus share

issues, our articles of association must be

amended, which requires the same vote as other
amendments to our articles of association. In addition,

under Norwegian law, our shareholders have a preferential right to subscribe to issues
of new shares by us. The preferential rights to

subscribe to an issue may be waived by

a resolution in a general meeting passed by

the same
percentage threshold required to approve amendments

to our articles of association.
The general meeting may, with a majority vote as described above, authorise the board of directors to issue new shares,

and to waive the
preferential rights of shareholders in connection with such

issuances. Such authorisation may be effective

for a maximum of two years, and
the par value of the shares to be issued may not

exceed 50% of the nominal share capital when

the authorisation is registered in the
Norwegian Register of Business Enterprises.
The issuance of shares to holders who are

citizens or residents of the United States upon

the exercise of preferential rights may require us

to
file a registration statement in the United States under

United States securities laws. If we decide

not to file a registration statement, these
holders may not be able to exercise their

preferential rights.
Under Norwegian law, bonus share issues may be distributed, subject to shareholder approval, by transfer from our distributable

equity. Any
bonus issues may be effected either by issuing shares

or by increasing the par value of the shares outstanding.
Minority Rights
Norwegian law contains a number of protections

for minority shareholders against oppression by the

majority including but not limited to those
described in this paragraph Any shareholder may petition

the courts to have a decision of the general

meeting declared invalid on the grounds
that it was unlawfully adopted or is otherwise

in conflict with statute or the articles of association

of the company. In certain grave
circumstances shareholders may require the courts to

dissolve the company as a result of such a

decision. A shareholder may also demand

a
dissolution if any of the company’s bodies has adopted

a decision which is suited to give certain

shareholders or others an unreasonable
benefit at the expense of other shareholders or

the company. Minority shareholders holding 5% or more of our share capital have a right to
demand that we hold an extraordinary general meeting

to discuss or resolve specific matters. In addition,

any shareholder may demand that
we place an item on the agenda for any shareholders’

meeting if we are notified in time for such item

to be included in the notice of the
meeting.
Mandatory Bid Requirement
Norwegian law requires any party that acquires more

than one-third of the voting rights of a Norwegian

company listed on a Norwegian
regulated market, such as the Oslo Stock Exchange

(“OSE”), to make, within four weeks of such acquisition,

an unconditional general offer to
acquire the remaining shares in that company. The mandatory bid obligation ceases to apply if the person subject to the obligation disposes of
the portion of shares exceeding the mandatory

bid threshold within such four week period. The

party must immediately notify the stock
exchange and the company when it enters into an

agreement to acquire shares that will trigger

the duty to make a mandatory offer. Until a bid
is made, or a sale is effective, the relevant party cannot

vote the portion of its shares which exceeds the mandatory

bid threshold or exercise
any rights of share ownership in respect of

such shares, other than the right to receive dividends

and preferential rights in the event of a share
capital increase.
The offer is subject to approval by the takeover supervisory authority before submission of the offer to the

shareholders. The offer must be in
cash or contain a cash alternative at least equivalent

to any other consideration offered. The bid price shall be

at least as high as the highest
payment the offeror has made or agreed to make in

the six-month prior to the time the mandatory bid

obligation was triggered, but equal to the
market price if it is clear that the market price was

higher at the point the mandatory bid obligation

was triggered. The period for acceptance

of
the bid must be within four and six weeks.
A shareholder that fails to make a bid within the four

week period may not, as long as the mandatory

bid requirement applies and unless the
remaining shareholders so approve, exercise rights

of share ownership with respect to all its shares

other than the right to receive dividends
and preferential rights in the event of a share

capital increase. In addition, the takeover supervisory

authority may impose a daily fine upon a
shareholder who fails to make the required

offer. If no bid is made, and the period allowed for sale is exceeded,

the takeover supervisory
authority may sell the shares under the rules

governing forced sales.
Compulsory Acquisition
A shareholder who, directly or via subsidiaries, acquires

shares representing more than 90% of the total

number of issued shares, as well as
more than 90% of the total voting rights, has

the right to effect a compulsory acquisition for cash of

any shares not already owned by the
majority shareholder (and each remaining minority

shareholder of that company would have the right

to require the majority shareholder). A
compulsory acquisition has the effect that the majority

shareholder becomes the owner of the shares of

the minority shareholders with
immediate effect.
A majority shareholder who effects a compulsory acquisition

is required to offer the minority shareholders a specific price per share. The
determination of the offer price is at the discretion

of the majority shareholder. Should any minority shareholder not accept the offered price,

Equinor, Annual Report on Form 20-F 2021

such minority shareholder must notify the majority

shareholder within a specified period of not less than

two months. If the parties do not come
to an agreement on the offer price, each party can

request that the price be set by the Norwegian

courts. The cost of such court procedure
would normally be charged to the account of the

majority shareholder, and the courts would have full discretion in determining the
consideration due to the minority shareholder

as a result of the compulsory acquisition on the basis

of the true value of the company.
Our Directors and Corporate Assembly
We have a corporate assembly comprising 18 members.

At the general meeting of shareholders,

two-thirds of the members of the corporate
assembly are normally elected for a term of

two years, together with deputy members, while the

remaining one-third, together with deputy
members, are elected by and from among our

employees. There is no quorum requirement,

and nominees who receive the most votes are
elected. Any shareholder at the meeting may place

nominations before the meeting.
We have a nomination committee that makes recommendations

to the general meeting regarding the election of

shareholder-elected members
of the corporate assembly and their deputies. The

committee consists of four members who must be

shareholders or representatives of
shareholders and who must be independent of

the board of directors and the company’s management.

The members of the nomination
committee, including the chair, are elected by the annual general meeting. The chair of the committee and one

other member are elected
among the shareholder-elected members of the corporate

assembly. Each member is elected for a two-year term. A member of the corporate assembly (other than a member elected by employees)

may be removed by the shareholders at any

time without cause.
Our articles of association provide that the board of

directors consists of 9 to 11 directors. Our directors are elected to the board of directors for
a period of up to two years and may be removed

from office by our corporate assembly. If requested by at least one third of the members of
the corporate assembly, up to one-third of the directors must be employee representatives. Our nomination committee makes
recommendations to the corporate assembly regarding

the election of shareholder-elected directors of the

board and their deputies (if any).
Half of the corporate assembly members elected

by the employees may demand that the members

of the board of directors be elected by the
shareholder-elected members of the corporate assembly

and the employee-elected members of the corporate

assembly, each voting as a
separate group. A director (other than a director

elected directly by the employee members)

may be removed at any time by the corporate
assembly without cause.
The corporate assembly makes decisions by majority

vote, and more than half must be present for a

quorum. If votes are tied, the chair of the
meeting casts the deciding vote.
Payment of Dividends
We announce dividends on a quarterly basis. The board

of directors approves first to third quarter interim

dividends based on an authorisation
from the general meeting, while the annual general

meeting approves the fourth quarter (and total

annual) dividend based on a proposal from
the board. When deciding the interim dividends

and recommending the total annual dividend

level, the board of directors will take into
consideration expected cash flow, capital expenditure plans, financing requirements and appropriate financial flexibility. In addition to cash dividends, Equinor might buy back shares as

part of the distribution of capital to the shareholders.
The shareholders at the annual general meeting

may vote to reduce, but may not increase, the dividend

proposed by the board of directors.
Equinor announces dividend payments in connection with

quarterly results. Payment of quarterly dividends

is expected to take place
approximately four months after the announcement

of each quarterly dividend.
Equinor declares dividends in USD. Dividends

in NOK per share will be calculated and communicated

four business days after record date for
shareholders at Oslo Børs.
Rights of Redemption and Repurchase of Shares
Our articles of association do not authorise

the redemption of shares. In the absence of

authorisation, the redemption of shares may still

be
decided by a general meeting of shareholders by a

two-thirds majority under certain conditions. However, the share redemption would,

for all
practical purposes, depend on the consent of all

shareholders whose shares are redeemed.
A Norwegian company may purchase its own

shares if an authorisation to do so has been

given by a general meeting with the approval of

at
least two-thirds of the aggregate number of votes

cast as well as twothirds of the share capital

represented at the meeting. The aggregate

par
value of treasury shares held by the company

must not exceed 10% of the company’s share capital

and treasury shares may only be acquired
if the company’s distributable equity, according to the latest adopted balance sheet, exceeds the consideration to be paid for the shares.

The
authorisation by the general meeting cannot

be given for a period exceeding two years.

See “—Authorisation to Redeem and Acquire Our
Own Shares” above.
Shareholders’ Votes on Certain Reorganizations
A decision to merge with another company or

to demerge requires a resolution of our shareholders

at a general meeting passed by a two-
thirds majority of the aggregate votes cast as well as

two-thirds of the aggregate share capital represented

at the general meeting. A merger
plan or demerger plan signed by the board

of directors along with certain other required documentation would have to be sent to all
shareholders at least one month prior to the

shareholders’ meeting.
The general meeting must approve any material agreement

between Equinor and a related party. A material agreement comprises agreements under which the fair value of the company’s obligations exceed 2.5% of Equinor’s total equity and

liabilities, as presented on its

.
- Equinor, Annual Report on Form 20-F 2021

last approved annual financial statement. In voting on

whether to grant such approval, voting rights

cannot be exercised in respect of shares
held by the related party or by another enterprise

in the same company group. The general meeting’s approval

is not required for agreements
concluded with a wholly owned subsidiary or in

the ordinary course of business entered into

on customary business terms and principles.
Additional exceptions follow from the Norwegian

Public Limited Companies Act.

Liability of Directors
Our directors, the Chief Executive Officer and the members

of the corporate assembly owe a fiduciary

duty to the company and its
shareholders. Their fiduciary duty requires that they

act in our best interests when exercising

their functions and exercise a general duty of
loyalty and care toward us. Their principal task

is to safeguard the interests of the company.
Our directors, the Chief Executive Officer and the members

of the corporate assembly can each be held

liable for any damage they negligently
or willfully cause us. Norwegian law permits the general

meeting to exempt any such person from liability, but the exemption is not binding if
substantially correct and complete information was

not provided at the general meeting when

the decision was taken. If a resolution to grant
such exemption from liability or to not pursue claims

against such a person has been passed by

a general meeting with a smaller majority than
that required to amend our articles of association,

shareholders representing more than 10% of the

share capital or (if there are more than 100
shareholders) more than 10% of the number of

shareholders may pursue the claim on our behalf

and in our name. The cost of any such action
is not our responsibility, but can be recovered by any proceeds we receive as a result of the action. If the

decision to grant exemption from
liability or to not pursue claims is made by such

a majority as is necessary to amend

the articles of association, the minority shareholders
cannot pursue the claim in our name.
Indemnification of Directors and Officers
Neither Norwegian law nor our articles of association

contain any provision concerning indemnification

by us of our board of directors.
Distribution of Assets on Liquidation
Under Norwegian law, a company may be wound-up by a resolution of the company’s shareholders in a general meeting passed

by both a
two-thirds majority of the aggregate votes cast and

two-thirds of the aggregate share capital represented

at the meeting. The shares rank
equal in the event of a return on capital by

the company upon a winding-up or otherwise.
Exchange Controls and Other Limitations Affecting

Shareholders of a Norwegian Company
Under Norwegian foreign exchange controls currently in

effect, transfers of capital to and from Norway are

not subject to prior government
approval. An exception applies to the physical transfer

of payments in currency exceeding certain

thresholds, which must be declared to the
Norwegian custom authorities. This means that non-Norwegian

resident shareholders may receive dividend

payments without Norwegian
exchange control consent as long as the payment

is made through a licensed bank or other

licensed payment institution. Transferring banks
are required to submit reports on foreign currency

exchange transactions into and out of Norway

into a central data register maintained by the
Norwegian customs and excise authorities. The

Norwegian police, tax authorities, customs and

excise authorities, the National Insurance
Administration and the Norwegian FSA have electronic

access to the data in this register.
There are no restrictions affecting the rights of non-Norwegian residents or foreign owners to hold or vote

for our shares.
AMERICAN DEPOSITARY SHARES
This section summarizes certain material provisions of

the Amended and Restated Deposit Agreement, dated

as of 4 February 2019, among
Equinor ASA, JPMorgan Chase Bank, N.A., as depositary, and the holders from time to time of American Depositary Receipts

(“ADRs”). We
refer to this agreement as the “deposit agreement.”

We do not, however, describe every aspect of the deposit agreement,

which has been filed
as an exhibit to our registration statement on

Form F-6, filed on 14 January 2019. You should read the deposit agreement for a more detailed
description of the terms of the ADRs. Additional

copies of the deposit agreement are available

for inspection at the principal office of the
depositary in New York, which is presently located at 383 Madison Avenue, Floor 11, New York,

New York, 10179.
American Depositary Receipts
The depositary issued ADRs evidencing American depositary

shares pursuant to the deposit agreement. Each

ADS represents one ordinary
share. Only persons in whose names ADRs are

registered on the books of the depositary will

be treated by the depositary and us as holders
of ADRs. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books

of our depositary in book-entry form
and periodic statements will be mailed to you

which reflect your ownership interest in such

ADSs. In our description, references to American
depositary receipts or ADRs shall include the statements

you will receive which reflect your ownership of ADSs.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an

ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial

institution nominee, you must rely on the procedures

of such broker or financial institution to

Equinor, Annual Report on Form 20-F 2021

assert the rights of an ADR holder described herein.

You should consult with your broker or financial institution to find out what those procedures are.
Pursuant to the terms of the deposit agreement, registered

holders of ADRs and all persons holding

any interest in ADRs and/or ADSs will be
subject to any applicable disclosure requirements regarding

acquisition and ownership of, or interests in,

ordinary shares as are applicable
pursuant to the terms of our articles of association

or other provisions of or governing the

ordinary shares. In order to enforce such disclosure
requirements, we reserve the right to instruct ADR

holders to deliver their ADSs for cancellation and

withdrawal of the deposited securities so
as to permit us to deal directly with the holder

thereof as a holder of ordinary shares,

and, by being a holder of an ADR, ADR holders

are
contractually agreeing to comply with such instructions.

The depositary has agreed, subject to the terms

and conditions of the deposit
agreement, to cooperate with Equinor in its efforts to inform

ADR holders of any exercise by us of

our rights to instruct ADR holders to deliver
their ADSs for cancellation, and to consult with

and provide us with reasonable assistance without

risk, liability or expense on the part of

the
depositary, on the manner or manners in which we may enforce such rights with respect to any ADR holder.
The depositary will keep, at its transfer office, (i) a

register for the registration, registration of transfer, combination and split-up of ADRs, which
at all reasonable times will be open for inspection

by holders of ADRs and us for the purpose of

communicating with holders in the interest of
our business or a matter relating to the deposit

agreement and (ii) facilities for the delivery and

receipt of ADRs.
Deposit, Transfer and Withdrawal
The depositary has agreed that upon delivery of

our ordinary shares (or rights to receive our ordinary

shares from us or any registrar, transfer
agent, clearing agency or other entity recording ordinary

share ownership or transactions for us) to their

custodian, which is currently Nordea
Bank Norge ASA, and in accordance with the

procedures set forth in the deposit agreement, the

depositary will issue ADRs for delivery at

its
designated transfer office.
Upon surrender at the office of the depositary of an

ADR for the purpose of withdrawal of the deposited

securities represented by the ADSs
evidenced by such ADR, and upon payment of

the fees, governmental charges and taxes provided

in the deposit agreement, and subject to
the terms and conditions of the deposit agreement,

the holder of such ADR will be entitled

to delivery to such holder or upon such holder’s
order, as permitted by applicable law, of the amount of deposited securities at the time represented by the ADS evidenced by such ADR.

The
custodian will ordinarily deliver such deposited securities

at or from its office. The forwarding of deposited securities for delivery at any other
place specified by the holder will be at the risk

and expense of the holder.
Dividends, Other Distributions and Rights
To the extent practicable, the depositary will distribute to you, in proportion to the number of ADSs you hold, any U.S. dollars available

to the
depositary resulting from a cash dividend or other

cash distribution or the net proceeds of

sales of any other distribution that it receives in
respect of the deposited securities. Such a distribution

will be subject to (i) appropriate adjustments

for taxes withheld, (ii) the impermissibility
or impracticability of such distribution with respect

to certain holders and (iii) the deduction of the

depositary and/or its agents’ fees and
expenses in (1) converting any foreign currency

to U.S. dollars by sale or in such other

manner as the depositary may determine, to

the extent
that it determines that such conversion may be made

on a reasonable basis, (2) transferring foreign

currency or U.S. dollars to the United
States by such means as the depositary may determine,

to the extent that it determines that such transfer

may be made on a reasonable
basis, (3) obtaining any approval or license of

any governmental authority required for

such conversion or transfer, which is obtainable at a
reasonable cost and within a reasonable time

and (4) making any sale by public or private

means in any commercially reasonable manner. To
the extent that the depositary determines in its

discretion that any distribution under the terms

of the deposit agreement is not practicable with
respect to any holder, the depositary may make such distribution as it so deems practicable, including the distribution of

foreign currency,
securities or property (or appropriate documents evidencing

the right to receive foreign currency, securities or property) or the retention thereof as deposited securities with respect to such holder’s

ADRs (without liability for interest thereon or

the investment thereof). See “Ordinary
Shares—Payment of Dividends” above.
If any distribution on deposited securities consists

of a dividend in, or free distribution of, ordinary

shares, the depositary will, to the extent
practicable, distribute to you, in proportion to the number

of ADSs you hold, additional ADRs evidencing

an aggregate number of ADSs that
represents the amount of ordinary shares received

as such dividend or free distribution. In lieu

of delivering ADRs for fractional ADSs in the
event of any such dividend or free distribution, the

depositary shall sell the number of ordinary

shares represented by the aggregate of

such
fractions and distribute the net proceeds to holders

entitled thereto.
If we offer or cause to be offered to holders of deposited

securities any rights to subscribe for additional

shares or rights of any nature, the
depositary will to the extent practicable distribute

warrants or other instruments, in its discretion,

representing rights to acquire additional ADRs
in respect of any rights that have been

made available to the depositary as a result of

a distribution on deposited securities, to the extent

that
we timely furnish to the depositary evidence

satisfactory to the depositary that the depositary may lawfully distribute the same. We have no
obligation to furnish such evidence, and to the extent

that we do not furnish such evidence and

the sales of rights are practicable, the
depositary will distribute any U.S. dollars available to

the depositary from the net proceeds of sales

of rights, as in the case of cash, or, to the
extent that we do not furnish such evidence and such

sales cannot practicably be accomplished by

reason of the non-transferability of the
rights, limited markets therefor, their short duration, or otherwise, the depositary will distribute nothing (and any rights

may lapse).
The depositary will not offer rights to holders having

an address in the U.S. unless both the rights

and the securities to which such rights relate
are either exempt from registration under the

Securities Act of 1933, as amended (the “Securities

Act”) with respect to a distribution to all
holders or are registered under the provisions of

the Securities Act. Notwithstanding any terms of the

deposit agreement to the contrary, we
shall have no obligation to prepare and file

a registration statement in respect of any

such rights.
Whenever the depositary shall receive any distribution

other than cash, ordinary shares or rights in

respect of the deposited securities, the
depositary will to the extent practicable distribute

securities or property available to the depositary resulting from such distribution to the

.
- Equinor, Annual Report on Form 20-F 2021

holders entitled thereto by any means that the depositary

may deem equitable and practicable, or, to the extent that the depositary deems
distribution of such securities or property to not be equitable and practicable, any U.S. dollars available

to the depositary from the net proceeds
of sales of such securities or property, as in the case of cash.
Whenever we intend to distribute a dividend payable

at the election of the holders of ordinary

shares in cash or in additional shares, we

shall
give notice thereof to the depositary at least

30 days prior to the proposed distribution

stating whether or not we wish such elective distribution
to be made available to ADR holders. Upon receipt

of notice indicating that we wish such elective

distribution to be made available to ADR
holders, the depositary shall consult with us to determine,

and we shall assist the depositary in its

determination, whether it is lawful and
reasonably practicable to make such elective distribution

available to the ADR holders. The depositary

shall make such elective distribution
available to ADR holders only if (i) we shall have

timely requested that the elective distribution is

available to ADR holders, (ii) the depositary
shall have determined that such distribution is reasonably

practicable and (iii) the depositary shall have received

satisfactory documentation
within the terms of the deposit agreement including,

without limitation, any legal opinions of counsel

in any applicable jurisdiction that the
depositary in its reasonable discretion may request,

at our expense. If the above conditions are not

satisfied, the depositary shall, to the extent
permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market

in respect of the
ordinary shares for which no election is made,

either (x) cash or (y) additional ADSs representing

such additional ordinary shares. If the above
conditions are satisfied, the depositary shall establish

a record date and establish procedures

to enable ADR holders to elect the receipt of

the
proposed dividend in cash or in additional ADSs. We shall

assist the depositary in establishing such procedures

to the extent necessary.
Nothing herein shall obligate the depositary to

make available to ADR holders a method

to receive the elective dividend in ordinary shares
(rather than ADSs). There can be no assurance

that ADR holders generally, or any holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions

as the holders of ordinary shares.
If the depositary determines that any distribution of

property other than cash (including ordinary

shares or rights) on deposited securities

is
subject to any tax which the depositary or the

custodian is obligated to withhold, the depositary

may dispose of all or a portion of such property
in such amounts and in such manner as the

depositary deems necessary and practicable

to pay such taxes, by public or private sale, and

the
depositary will distribute the net proceeds of any

such sale or the balance of any such property after

deduction of such taxes to the holders
entitled thereto.
Changes Affecting Deposited Securities
Pursuant to the terms of the deposit agreement,

the depositary may, in its discretion, and will if we so reasonably request, amend the ADRs or
distribute additional or amended ADRs (with or

without calling for the exchange of any ADRs) or

cash, securities or property on the record date
set by the depositary therefor to reflect any

change in par value, split-up, consolidation, cancellation

or other reclassification of deposited
securities, any share distribution or any distribution

other than cash, ordinary shares or rights, which

in each case is not distributed to holders
or any cash, securities or property available to the depositary in respect of the deposited securities from

(and the depositary is authorised to
surrender any deposited securities to any person and,

irrespective of whether such deposited securities

are surrendered or otherwise
cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received

in connection with) any
recapitalization, reorganization, merger, consolidation, liquidation, receivership,

bankruptcy or sale of all or substantially all of

our assets, and
to the extent that the depositary does not so

amend the ADRs or make a distribution to holders

to reflect any of the foregoing, or the net
proceeds thereof, whatever cash, securities or property

results from any of the foregoing shall constitute

deposited securities and each ADS
evidenced by an ADR shall automatically represent

its pro rata interest in the deposited securities as

then constituted. Promptly upon the
occurrence of any of the aforementioned changes

affecting deposited securities, we shall notify the depositary in writing of such occurrence
and as soon as practicable after receipt of such

notice, may instruct the depositary to give notice

thereof, at our expense, to holders in
accordance with the provisions of the deposit

agreement. Upon receipt of such instruction,

the depositary shall give notice to the holders in
accordance with the terms of the deposit agreement,

as soon as reasonably practicable.
Record Dates
The depositary may, after consultation with us if practicable, fix a record date (which, to the extent applicable, shall be

as near as practicable
to any corresponding record date set by us) for

the determination of the holders who shall be responsible

for the fee assessed by the
depositary for administration of the ADR program and

for any expenses provided in the deposit agreement

as well as for the determination of
the holders who shall be entitled to receive any

distribution on or in respect of deposited

securities, to give instructions for the exercise of any
voting rights, to receive any notice or to act in

respect of other matters and only such holders

shall be so entitled or obligated.
Voting of Deposited Securities
Subject to the following sentence, as soon as practicable

after receipt of notice of any meetings at

which the holders of ordinary shares are
entitled to vote, or of solicitation of consents or proxies

from holders of ordinary shares or other deposited

securities, the depositary shall fix
the ADS record date in accordance with the deposit

agreement in respect of such meeting or

solicitation of consent or proxy. The depositary
shall, if we request in writing in a timely manner

(the depositary having no obligation to take

any further action if the request shall not

have
been received by the depositary at least 30 days

prior to the date of such vote or meeting) and

at our expense and provided no legal
prohibitions exist, distribute to holders a notice stating:
1. such information as is contained in such

notice and any solicitation materials;
2. that each holder on the record date set

by the depositary therefor will, subject to any applicable

provisions of Norwegian law, be entitled to
instruct the depositary as to the exercise of

the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced
by such holder’s ADRs; and

Equinor, Annual Report on Form 20-F 2021

3. the manner in which such instructions may be

given, including without limitation, any

requirements that ADSs be blocked for a specified
period of time leading up to and including the

date of such meeting or solicitation and/or ordinary

shares represented by ADSs for which
instructions are provided be registered on the books

of Equinor in the name of the instructing holder.
Upon actual receipt by the ADR department of

the depositary of instructions of a holder on

such record date in the manner and on or

before
the time established by the depositary for such

purpose and timely compliance by the ADR holder

with any requirements notified by the
depositary, the depositary shall endeavor, insofar as practicable and permitted under the provisions of, or governing, deposited securities, to
vote or cause to be voted the deposited securities represented by such holder’s ADRs in accordance

with such instructions. The depositary
will not itself exercise any voting discretion in

respect of any deposited securities. There is no

guarantee that holders generally or any holder

in
particular will receive the notice described above

with sufficient time to comply with the voting requirements

set forth in the notice referenced
above or to enable such holder to return any

voting instructions to the depositary in a timely manner.

Notwithstanding anything contained in the deposit agreement

or any ADR, the depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock

exchange on which the ADSs are listed, in

lieu of distribution of the materials provided to

the
depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited

securities, distribute to holders of
ADRs a notice that provides such holders with, or

otherwise publicizes to such holders, instructions

on how to retrieve such materials or
receive such materials upon request (i.e., by reference

to a website containing the materials for retrieval

or a contact for requesting copies of
the materials).
ADR holders are strongly encouraged to forward

their voting instructions as soon as possible. Voting instructions will not be deemed received
until such time as the ADR department responsible

for proxies and voting has received such instructions

notwithstanding that such instructions
may have been physically received by the depositary

prior to such time.

The depositary and its agents may rely and

shall be protected in acting upon the opinion(s)

of our counsels with respect to all matters relating
to voting under Norwegian Law, rule and/or regulation.
Reports and Other Communications
We have delivered to the depositary, the custodian and any transfer office, on the SEC’s website, or upon request from the depositary (which
request may be refused by the depositary at its

discretion), a copy of all provisions of or

governing the ordinary shares and any other
deposited securities issued by us or any of our affiliates

and, promptly upon any change thereto, we will

deliver to the depositary, the
custodian and any transfer office, a copy (in English or with an English translation) of such provisions

as so changed.
Amendment and Termination of the Deposit Agreement
Subject to the provisions of the deposit agreement,

the ADRs and the deposit agreement may

at any time be amended by us and

the
depositary without your consent; provided that any amendment that imposes or increases any fees or charges

(other than stock transfer or
other taxes and other governmental charges, transfer

or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices

any substantial existing right of yours, will

take effect 30 days after notice of any such
amendment has been given to ADR holders.

Every holder of an ADR at the time any amendment

to the deposit agreement so becomes
effective will be deemed by continuing to hold such

ADRs to consent and agree to such amendment

and to be bound by the deposit
agreement as amended thereby. In no event may any amendment impair the right of any holder of ADRs to surrender

such ADRs and receive
the deposited securities represented thereby, except in order to comply with mandatory provisions of applicable law.
Any amendments or supplements which (i) are reasonably

necessary (as agreed by us and the depositary)

in order for (a) the ADSs to be
registered under the Securities Act or (b) the ADSs

or our ordinary shares to be traded solely in electronic

book-entry form and (ii) do not in
either such case impose or increase any fees or

charges to be borne by holders of ADRs,

shall be deemed not to prejudice any substantial
rights of such holders. Notwithstanding the foregoing,

if any governmental body or regulatory body

should adopt new laws, rules or regulations
which would require amendment or supplement

of the deposit agreement or the form of

ADR to ensure compliance therewith, we and

the
depositary may amend or supplement the deposit agreement

and the form of ADR at any time in accordance

with such changed laws, rules or
regulations. Such amendment or supplement to the

deposit agreement in such circumstances may become

effective before a notice of such
amendment or supplement is given to holders of

ADRs or within any other period of time

as required for compliance. Notice of any amendment
to the deposit agreement or form of ADR shall

not need to describe in detail the specific amendments

effectuated thereby, and failure to
describe the specific amendments in any such notice

shall not render such notice invalid, provided,

however, that, in each such case, the
notice given to the holders identifies a means for holders

to retrieve or receive the text of such amendment

(i.e., upon retrieval from the SEC’s,
the depositary’s or our website or upon request from the depositary).
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination

to
the ADR holders at least 30 days prior

to the date fixed in such notice for such

termination; provided, however, if the depositary shall have

(i)
resigned as depositary, notice of such termination by the depositary shall not be provided to ADR holders unless a

successor depositary shall
not be operating under the deposit agreement within

60 days of the date of such resignation,

or (ii) been removed as depositary, notice of such
termination by the depositary shall not be provided

to ADR holders unless a successor depositary

shall not be operating under the deposit
agreement on the 60th day after our notice

of removal was first provided to the depositary. Notwithstanding anything to the contrary set forth in
the deposit agreement, the depositary may terminate

the deposit agreement without notice to us, but

subject to giving 30 days’ notice to the
ADR holders, under the following circumstances: (i)

in the event of the our bankruptcy or

insolvency, (ii) if the ordinary shares cease to be
listed on an internationally recognized stock exchange,

(iii) if we effect (or will effect) a redemption of all

or substantially all of the deposited
securities, or a cash or share distribution representing

a return of all or substantially all of the

value of the deposited securities, or (iv) there
occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property

are delivered in exchange
for or in lieu of deposited securities.

.
- Equinor, Annual Report on Form 20-F 2021

After the date so fixed for termination, the depositary

and its agents will perform no further

acts under the deposit agreement and the ADRs,
except to receive and hold (or sell) distributions on

deposited securities and deliver deposited securities

being withdrawn. As soon as
practicable after the date so fixed for termination,

the depositary shall use its reasonable efforts to sell the

deposited securities and shall
thereafter (as long as it may lawfully do so)

hold in an account (which may be segregated

or unsegregated account) the net proceeds of

such
sales, together with any other cash then held

by it under the deposit agreement, without liability

for interest, in trust for the pro rata benefit

of
the holders of ADRs not theretofore surrendered.

After making such sale, the depositary shall

be discharged from all obligations in respect

of
the deposit agreement and the ADRs, except to account

for such net proceeds and other cash. After

the date so fixed for termination, we shall
be discharged from all obligations under the deposit

agreement except for our obligations to the depositary

and its agents.
In the event that the depositary resigns, is removed

or is otherwise substituted, and a successor thereto

is appointed, the successor depositary
will promptly mail you notice of such appointment.
Liability of Holder for Taxes
If any tax or other governmental charges (including

any penalties and/or interest) become payable by

the custodian or the depositary with
respect to any ADR, any deposited securities represented

by the ADSs evidenced thereby or any distribution

thereon, such tax or other
governmental charge will be paid by the holder thereof

to the depositary and by holding or having

held an ADR the holder and all prior holders,
jointly and severally, agree to indemnify, defend and hold harmless each of the depositary and its agents in respect thereof. The depositary
may refuse to effect any registration, registration of transfer or any split-up or combination of such ADR or

any withdrawal of deposited
securities underlying such ADR until such payment

is made. The depositary may also deduct from any

dividends or other distributions or may
sell by public or private sale for your account any

part or all of the deposited securities underlying

such ADR and may apply such dividends,
distributions or the proceeds of any such sale

to pay any such tax or other governmental charges,

and the holder of such ADR shall remain
liable for any deficiency, and the depositary shall reduce the number of ADSs evidenced thereby to reflect any such sales

of shares. In
connection with any distribution to holders, we

will remit to the appropriate governmental authority

or agency all amounts (if any) required

to be
withheld and owing to such authority or agency by

us; and the depositary and the custodian will

remit to the appropriate governmental
authority or agency all amounts (if any) required

to be withheld and owing to such authority

or agency by the depositary or the custodian.

If the
depositary determines that any distribution in

property other than cash (including shares or rights)

on deposited securities is subject to any

tax
that the depositary or the custodian is obligated

to withhold, the depositary may dispose of all

or a portion of such property in such amounts
and in such manner as the depositary deems

necessary and practicable to pay such taxes,

by public or private sale, and the depositary shall
distribute the net proceeds of any such sale

or the balance of any such property after

deduction of such taxes to the holders entitled thereto.
Each holder of an ADR or an interest therein

agrees to indemnify the depositary, us, the custodian and any of their respective officers,
directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by

any governmental authority with
respect to taxes, additions to tax, penalties or

interest arising out of any refund of taxes, reduced

rate of withholding at source or other

tax
benefit obtained, which obligations shall survive

any transfer or surrender of ADSs or

the termination of the deposit agreement.
Transfer of American Depositary Receipts
The ADRs are transferable on the books of the

depositary,
provided

that the depositary may close the transfer books

or any portion thereof at
any time or from time to time when deemed expedient

by it, and may also close the issuance book portion

of the transfer books when
reasonably requested by us solely in order to

enable us to comply with applicable law. As a condition precedent to the issue, registration,
registration of transfer, split-up or combination of any ADR, the delivery of any distribution thereon, or withdrawal of any

deposited securities,
the depositary, we or the custodian may require (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge

and
any stock transfer or registration fee with respect

thereto (including any such tax or charge and fee with

respect to ordinary shares being
deposited or withdrawn) and payment of any

applicable fees payable by the holders of

ADRs under the deposit agreement, (ii) proof of the
identity of any signatory and genuineness of any

signature, (iii) information as to citizenship or residence,

exchange control approval,
beneficial ownership of any securities, compliance

with applicable law, regulations, provisions of or governing the deposited securities and
terms of the deposit agreement and the

ADR or other information as it may deem necessary

or proper, and (iv) compliance with such
regulations as the depositary may establish consistent

with the deposit agreement. The issuance,

transfer, combination or split-up of ADRs or
the withdrawal of deposited securities may be

suspended, generally or in particular instances, during

any period when the transfer books of
the depositary or the books of Equinor or its agent

for the registration and transfer of ordinary

shares are closed or if any such action is
deemed advisable by the depositary.
Limitations on Liability
Neither the depositary nor we nor any of our

respective directors, officers, employees, agents or

affiliates will be liable to you if by reason of
any provision of any present or future

law, rule, regulation, fiat, order or decree of the United States,

the Kingdom of Norway or any other
country or jurisdiction, or of any other governmental

or regulatory authority or securities exchange

or market or automated quotation system, or
by reason of any provision of or governing

any deposited securities or any provision of our

charter, or by reason of any act of God, war,
terrorism, nationalization, expropriation, currency restrictions,

work stoppage, strike, civil unrest, revolutions, rebellions,

explosions, computer
failure or circumstance beyond any such party’s direct and immediate control, the depositary, we or any of our respective directors, employees, agents or affiliates shall be prevented or

delayed in performing, or shall be subject

to any civil or criminal penalty in connection
with, any act which by the terms of the deposit

agreement or the ADRs it is provided shall

be done or performed by it or them (including,
without limitation, voting pursuant to the terms of

the ADRs); nor will the depositary, we or any of our respective directors, employees, agents
or affiliates incur any liability to you by reason of any

non-performance or delay, caused as aforesaid, in the performance of any act or things
which by the terms of the Deposit Agreement

it is provided shall or may be done or performed

or of any exercise of, or failure to exercise,

any
discretion provided for under the deposit agreement

or any ADR (including, without limitation,

any failure to determine that any distribution or
action may be lawful or reasonably practicable), or

for any action or inaction by it in reliance upon

the advice of or information from legal
counsel, accountants, any person presenting ordinary

shares for deposit, any ADR holder, or any other person believed by it to be competent
to give such advice or information.

Equinor, Annual Report on Form 20-F 2021

Neither we nor the depositary nor any of our

respective directors, officers, employees, agents or

affiliates assume any obligation or be subject
to any liability except to perform its obligations

to the extent they are specifically provided under the

deposit agreement or the ADRs without
gross negligence or willful misconduct. We, the depositary

and its agents and may rely and shall

be protected in acting upon any written
notice, request, direction, instruction or document

believed to be genuine and to have been

signed, presented or given by the proper

party or
parties.
The depositary and its agents have no obligation

to appear in, prosecute or defend any action,

suit or other proceeding in respect of any
deposited securities or the ADRs, and we and our

agents have no obligation to appear in, prosecute

or defend any action, suit or other
proceeding in respect of any deposited securities

or the ADRs, which in our opinion may involve

us in expense or liability, unless indemnity
satisfactory to us against all expense (including

fees and disbursements of counsel) and liability

is furnished as often as may be required.
The depositary shall not be liable for the acts or

omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system, and shall not have any liability

for the price received in connection with any

sale of securities, the timing thereof or any
delay in action or omission to act, nor

shall it be responsible for any error or delay in

action, omission to act, default or negligence on

the part
of the party so retained in connection with any

such sale or proposed sale. The depositary shall be

under no obligation to inform registered
holders of ADRs or any other holders of

an interest in any ADSs about the requirements

of the laws, rules or regulations or any changes
therein or thereto of any country or jurisdiction

or of any governmental or regulatory authority

or any securities exchange or market or
automated quotation system. The depositary and its

agents will not be responsible for any

failure to carry out any instructions to vote any

of
the Deposited Securities, for the manner in which

any such vote is cast or for the effect of any

such vote. The depositary may rely upon
instructions from us or our counsel in respect

of any approval or license required for

any currency conversion, transfer or distribution. The
depositary and its agents may own and deal

in any class of our securities and securities

or our affiliates and in ADRs. Notwithstanding
anything else contained in the deposit agreement or

any prior deposit agreement, the depositary shall

have no liability or responsibility under
the deposit agreement, any ADR or any related

agreement, for any period prior to the effective date

of the deposit agreement or for any act or
omission of the predecessor to the depositary or

any of its agents (including the custodian as defined

in the prior deposit agreement), under

or
in connection with this deposit agreement, any ADRs

or any related agreement. Notwithstanding anything

to the contrary set forth in the
deposit agreement or an ADR, the depositary and

its agents may fully respond to any and all

demands or requests for information maintained
by or on its behalf in connection with the

deposit agreement, any ADR holder or holders,

any ADR or ADRs or otherwise related thereto

to the
extent such information is requested or required

by or pursuant to any lawful authority, including without limitation laws, rules,

regulations,
administrative or judicial process, banking, securities or

other regulators.
None of us, the depositary or the custodian shall be

liable for the failure by any registered holder

or beneficial owner of ADRs to obtain the
benefits of credits or refunds of non-U.S. tax paid

against such holder’s or beneficial owner’s

income tax liability. Neither we nor the depositary
shall incur any liability for any tax or tax consequences

that may be incurred by registered holders or beneficial

owners of ADRs on account of
their ownership or disposition of the ADRs or

ADSs.
The depositary shall not incur any liability for

the content of any information submitted to it by

or on our behalf for distribution to the ADR
holders or for any inaccuracy of any translation

thereof, for any investment risk associated with

acquiring an interest in the deposited
securities, for the validity or worth of the deposited

securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon
the terms of the deposit agreement or for the

failure or timeliness of any notice from us.

Notwithstanding anything set forth in the deposit
agreement to the contrary, the depositary and the custodian(s) may use third party delivery services and providers of information

regarding
matters such as pricing, proxy voting, corporate actions,

class action litigation and other services in connection

herewith and the deposit
agreement, and use local agents to provide extraordinary

services such as attendance at annual meetings

of issuers of securities. Although
the depositary and the custodian will use reasonable

care (and cause their agents to use reasonable

care) in the selection and retention of
such third party providers and local agents,

they will not be responsible for any errors

or omissions made by them in providing the relevant
information or services. The depositary shall not be

liable for any acts or omissions made by

a successor depositary whether in connection
with a previous act or omission of the depositary

or in connection with any matter arising wholly after

the removal or resignation of the
depositary, unless a liability is directly caused by the previous gross negligence or willful misconduct of the depositary or its directors,

officers,
employees, agents or affiliates acting in their capacities

as such under the deposit agreement.
Neither we nor the depositary nor any of our

respective agents shall be liable to registered holders

of ADRs or beneficial owners of interests in
ADSs for any indirect, special, punitive or consequential

damages (including, without limitation, legal

fees and expenses) or lost profits, in each
case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which

such a claim may
be brought.
The depositary shall not be responsible for, and shall incur no liability in connection with or arising from any act or omission

to act on the part
of the custodian except to the extent that any

holder has incurred liability directly as

a result of the custodian having (a) committed fraud

or
willful misconduct in the provision of custodial services

to the depositary or (b) failed to use reasonable

care in the provision of custodial
services to the depositary as determined in accordance

with the standards prevailing in the jurisdiction

in which the custodian is located. As
long as we or one of our affiliates is serving as

the custodian with respect to the deposit agreement

we shall be solely liable for each and

any
act or failure to act on the part of the

custodian.
No provision of the deposit agreement or any

ADR is intended to constitute a waiver or limitation

of any rights which an ADR holder or

any
person or entity having a beneficial ownership interest

in any ADSs may have under the Securities

Act or the Securities Exchange Act of 1934,
to the extent applicable.
Governing Law, Submission to Jurisdiction and Waiver of Right to

Trial by Jury
The deposit agreement is governed by and construed

in accordance with the laws of the State of

New York.

.
- Equinor, Annual Report on Form 20-F 2021

We have irrevocably agreed that any legal suit, action

or proceeding against us brought by the

depositary or any holder, arising out of or
based upon the deposit agreement or the transactions

contemplated thereby, may be instituted in any state or federal court in New York, New
York, and irrevocably waive any objection which we may now or hereafter have to the laying of venue of any such proceeding,

and irrevocably
submit to the non-exclusive jurisdiction of such courts

in any such suit, action or proceeding. We have

also irrevocably agreed that any legal
suit, action or proceeding against the depositary brought

by us, arising out of or based upon the

deposit agreement or the transactions
contemplated thereby, may only be instituted in a state or federal court in New

York, New York.
Each holder or beneficial owner of ADSs and

each holder of interests therein, has irrevocably

agreed that any legal suit, action or proceeding
against or involving us or the depositary, arising out of or based on the deposit agreement, the ADSs, or the transactions

contemplated
thereby, may only be instituted in a state or federal court in New York, New York, and each such party has irrevocably waived any objection which it may now or hereafter have to the laying

of venue of any such proceeding, and irrevocably

submits to the exclusive jurisdiction of such
courts in any such suit, action or proceeding.
Each party to the deposit agreement, including

each holder and beneficial owner and/or holder

of interests in ADRs, irrevocably waives, to

the
fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or

proceeding against the depositary and/or
us directly or indirectly arising out of or relating

to the ordinary shares or other deposited securities,

the ADSs or the ADRs, the deposit
agreement or any transaction contemplated therein, or

the breach thereof, whether based on contract,

tort, common law or any other theory.
Appointment
In the deposit agreement, each registered holder

of ADRs and each person holding an interest

in ADSs, upon acceptance of any ADSs (or

any
interest therein) issued in accordance with the

terms and conditions of the deposit agreement

shall be deemed for all purposes

to:
(a) be a party to and bound by the terms of

the deposit agreement and the applicable

ADR(s),
(b) appoint the depositary its attorney-in-fact,

with full power to delegate, to act on its

behalf and to take any and all actions

contemplated in
the deposit agreement and the applicable ADR(s),

to adopt any and all procedures necessary

to comply with applicable law and to take such
action as the depositary in its sole discretion

may deem necessary or appropriate to carry

out the purposes of the deposit agreement

and the
applicable ADR(s), the taking of such actions to be

the conclusive determinant of the necessity and appropriateness thereof,
(c) acknowledge and agree that (i) nothing in the

deposit agreement or any ADR shall give rise

to a partnership or joint venture among the
parties thereto nor establish a fiduciary or similar

relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and
their respective agents, may from time to time be

in the possession of non-public information about

Equinor, ADR holders, owners of ADSs
and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have

multiple banking
relationships with Equinor, ADR holders, owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its

divisions, branches
and affiliates may, from time to time, be engaged in transactions in which parties adverse to Equinor or the Holders or owners

of ADSs may
have interests, (v) nothing contained in the Deposit

Agreement or any ADR(s) shall (A) preclude the

Depositary or any of its divisions,
branches or affiliates from engaging in such transactions or establishing or maintaining such relationships,

or (B) obligate the Depositary or
any of its divisions, branches or affiliates to disclose

such transactions or relationships or to account

for any profit made or payment received
in such transactions or relationships, and (vi)

the Depositary shall not be deemed to

have knowledge of any information held by any

branch,
division or affiliate of the Depositary.